UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

Overview

On May 17, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into an indenture (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance and sale by the Issuers to J.P. Morgan Securities LLC and certain other initial purchasers of $1.50 billion aggregate principal amount of 4.250% First Lien Senior Secured Notes due 2024 (the “Notes”). The Issuers expect to use the proceeds from the issuance of the Notes and the Incremental Term Loan (as defined below), together with other sources of liquidity, to redeem all or a portion of the Company’s outstanding 9% Cumulative Class A Compounding Preferred Shares (which become callable in December 2017), for general corporate purposes and to pay fees and expenses related to the offering of the Notes.

Interest; Ranking; Guarantees; Security

The Notes will mature on May 15, 2024, and bear interest at a rate of 4.250% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on July 15, 2017. The Notes are first lien senior secured obligations and rank (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under the Issuers’ Term Loan Facility (as defined below) and revolving credit facility (together with the Term Loan Facility, the “Senior Secured Credit Facilities”), the Issuers’ 6.00% Second Lien Senior Secured Notes due 2022 (the “Existing Second Lien Notes”) and the Issuers’ 4.625% First Lien Senior Secured Notes due 2022 (the “Existing First Lien Notes” and, together with the Existing Second Lien Notes, the “Existing Secured Notes”); (ii) equal in right of payment with all of the Issuers’ existing and future first-priority senior secured debt, including the Existing First Lien Notes and borrowings under the Issuers’ Senior Secured Credit Facilities, to the extent of the value of the collateral securing such debt; (iii) effectively senior in the right of payment to all of the Issuers’ existing and future unsecured senior debt and junior lien debt, including the Existing Second Lien Notes, to the extent of the value of collateral securing the Notes; (iv) senior in right of payment to all of the Issuers’ existing and future subordinated debt; and (v) structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.

The Notes are guaranteed (the “Guarantees”) fully and unconditionally, and jointly and severally, on a senior secured basis by each of the Issuers’ wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities).

The Guarantees will be the Guarantors’ first-priority senior secured obligations and will be (i) equal in right of payment with all of such Guarantors’ existing and future senior debt, including borrowings under and guarantees of the Issuers’ Senior Secured Credit Facilities and guarantees in respect of the Existing Secured Notes and the existing notes of The TDL Group Corp. (the “Existing THI Notes”); (ii) equal in right of payment with all of such Guarantors’ existing and future first-priority senior secured debt, including the Existing First Lien Notes and the Existing THI Notes (which are secured by a first-priority lien on the assets of The TDL Group Corp.) and borrowings under and guarantees of the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such debt; (iii) effectively senior to all of such Guarantors’ existing and future unsecured senior debt and junior lien debt, including guarantees in respect of the Existing Second Lien Notes, to the extent of the value of the collateral securing the guarantees; and (iv) senior in right of payment to all of such Guarantors’ existing and future subordinated debt.

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to May 15, 2020 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the Notes at any time on or after May 15, 2020 at the redemption prices set forth in the Indenture. In addition, at any time prior to May 15, 2020, up to 40% of the original aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.

In connection with any tender offer for the Notes, including a change of control offer or an asset sale offer, the Issuers will have the right to redeem the Notes at a redemption price equal to the amount offered in that tender offer if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer.

Change of Control

If the Issuer experiences a change of control, the Issuers must offer to repurchase the Notes from the holders thereof at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Issuers and their restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers and their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.10 hereto, and the form of Notes, filed as Exhibit 4.10(a) hereto, each of which is incorporated herein by reference.

Incremental Facility Amendment No. 2 to the Credit Agreement

On May 17, 2017, the Issuers entered into Incremental Facility Amendment No. 2 (the “Incremental Amendment”) to the Credit Agreement, dated as of October 27, 2014, as amended by Amendment No. 1 dated as of May 22, 2015, Amendment No. 2 dated as of February 17, 2017 and Incremental Facility Amendment, dated as of March 27, 2017 (the “Credit Agreement”), by and among the Issuer, as the parent borrower, the Co-Issuer, as the subsidiary borrower (and, together with the parent borrower, the “Borrowers”), 1013421 B.C. Unlimited Liability Company, as holdings, the Guarantors, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The Incremental Amendment provides for an incremental term loan in the aggregate principal amount of $250.0 million (the “Incremental Term Loan”) under the senior secured term loan facility pursuant to the Credit Agreement (the “Term Loan Facility”).

The Incremental Term Loan matures on February 17, 2024 and bears interest at the Borrowers’ option, either at (a) a base rate plus an applicable margin equal to 1.25%, or (b) a Eurocurrency rate plus an applicable margin equal to 2.25%, the same as the Term Loan Facility. There were no other material changes to the terms of the Credit Agreement. For a description of the Credit Agreement, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2017.

The foregoing summary of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Incremental Amendment, filed as Exhibit 10.42 hereto, which is incorporated herein by reference.

Certain Relationships

The initial purchasers and their affiliates and the Lenders and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, affiliates of certain of the initial purchasers are lenders and/or agents under the Senior Secured Credit Facilities and as such are entitled to certain fees and expenses in connection therewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.10	Indenture, dated as of May 17, 2017, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.10(a)	Form of 4.250% First Lien Senior Secured Note due 2024 (included as Exhibit A to Exhibit 4.10).

10.42	Incremental Facility Amendment No. 2, dated as of May 17, 2017, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, as parent guarantor, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Joshua Kobza
Date: May 17, 2017	Name:	Joshua Kobza
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.10	Indenture, dated as of May 17, 2017, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.10(a)	Form of 4.250% First Lien Senior Secured Note due 2024 (included as Exhibit A to Exhibit 4.10).

10.42	Incremental Facility Amendment No. 2, dated as of May 17, 2017, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, as parent guarantor, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto.